UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  X

Filed by a Party other than the Registrant  __

Check the appropriate box:

__Preliminary Proxy Statement

__Confidential, for Use of the Commission Only (as permitted by Rule
  14a-6(e)(2))

__Definitive Proxy Statement

X Definitive Additional Materials

__Soliciting Material Pursuant to e240.14a-11(c) or e240.14a-12

                   Balcor/Colonial Storage Income Fund - 86
               (Name of Registrant as Specified In Its Charter)

                                     Same

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

__$125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
  Item 22(a)(2) of Schedule 14A.

__$500 per each party to the controversy pursuant to Exchange Act Rule
  14a-6(i)(3).

X Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1)Title of each class of securities to which transaction applies:
  Limited Partnership Interests ("Units")

  2)Aggregate number of securities to which transaction applies: 256,904 Units

  3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $261.19.(1)

  4)Proposed maximum aggregate value of transaction:  $67,100,000

  5)Fee paid:  $13,420(2)

    1 Determined by dividing the aggregate consideration of $67,100,000 to be received by the Registrant upon disposition of all of its assets, by the number of Units set forth in 2 above.

    2 Pursuant to Rule 0-11c(2), the filing fee was calculated based on 1/50th of 1% of $67,100,000.

X   Fee paid previously with preliminary materials.

X Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)Amount Previously Paid: $13,420


  2)Form, Schedule or Registration Statement No.:  SCHEDULE 14A


  3)Filing Party: Balcor/Colonial Storage Income Fund - 86


  4)Date Filed:  May 10, 1996
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                   BALCOR/COLONIAL STORAGE INCOME FUND - 86
                                  PO Box 7190
                        Deerfield, Illinois  60015-7190

                                 May 10, 1996

Dear Investor:

There have been two important developments since we last contacted you.

          By this time, you may have received a revised offer by Public Storage to acquire approximately 39% of the limited partnership interests in Balcor/Colonial Storage Income Fund-86 at a price of $260 per Unit. By the terms of the Public Storage Offer, it must remain open until at least May 22, 1996.

          The Partnership has received an unsolicited offer for the properties from U-Haul, and the General Partners have been advised by Storage Trust that it is considering (in combination with U-Haul) increasing its offer to purchase the properties of the Partnership. There can be no assurance, however, as to whether there will be any revised or increased offer to purchase the properties from either or both Storage Trust or U-Haul. As you know, the Partnership presently has contracted with Storage Trust to sell its properties for a price which is expected will produce a price of between $254 and $257 for all Units.

Because of the foregoing, consents will be counted on or about May 17, 1996 which date may be extended at the discretion of the General Partners. In the meantime, we urge you

          NOT to respond to the Public Storage offer

                                      and

          NOT to revoke any consent you may have already given

until the situation with Storage Trust and U-Haul has been clarified and we, as your General Partners, are in a position to provide you with a considered analysis of the factors which we believe should influence your investment decision. We expect to mail this analysis to you early in the week of May 13, 1996.

          Very truly yours,                  Very truly yours,

          /s/James R. Pruett                 /s/Thomas E. Meador

          James R. Pruett, President         Thomas E. Meador, Chairman
          Colonial Storage 86, Inc.          Balcor Storage Partners - 86